Filed Pursuant to Rule 424(b)(5)

Registration No. 333-279285

Prospectus Supplement

(to Prospectus dated May 17, 2024)

CNS Pharmaceuticals, Inc.

568,000 Shares of Common Stock

We are offering 568,000 shares of our common stock, par value $0.001 per share (the “Shares”) at a price of $2.45 per share, to investors pursuant to this prospectus supplement and the accompanying prospectus, and a securities purchase agreement with such investors. In a concurrent private placement, we are selling to such investors warrants to purchase up to 568,000 shares of our common stock (the “Warrants”). The Warrants will be immediately exercisable upon issuance and will expire on the five-year anniversary of issuance. The Warrants and the shares of our common stock issuable upon the exercise of the Warrants are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act of 1933, as amended (“Securities Act”), and/or Regulation D promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock is listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “CNSP.” On June 25, 2024, the last reported sale price of our common stock on Nasdaq was $2.84 per share. The Warrants being issued in the concurrent private placement are not listed on any securities exchange, and we do not expect to list the Warrants on any securities exchange.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement and the risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus.

As of June 25, 2024, the aggregate market value of the voting and non-voting common equity held by non-affiliates, computed by reference to the price at which the common equity was last sold on May 8, 2024, was $10.4 million, based on 875,274 shares of outstanding common stock as of such date, of which 868,024 were held by non-affiliates. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. During the 12 calendar months prior to and including the date of this prospectus, we have sold $3.1 million of securities pursuant to General Instruction I.B.6 of Form S-3.

We are selling the securities directly to the investors. We have retained A.G.P./Alliance Global Partners (“AGP”) to act as financial advisor in connection with the securities offered by this prospectus supplement and the accompanying prospectus. AGP is not purchasing the securities offered by us and are not required to sell any specific number or dollar amount of securities but have agreed to use their best efforts to solicit offers to purchase the securities offered by this prospectus supplement and the accompanying prospectus. There are no arrangements to place the funds raised in this offering in an escrow, trust or similar account. We have agreed to pay AGP a fee of 6.5% of the aggregate gross proceeds in this offering. See “Plan of Distribution” beginning on page S-15 of this prospectus supplement for more information regarding these arrangements.

	Per Share	Total
Public offering price	$2.45	$1,391,600.00
Financial advisor fees(1)	$0.159	$90,454.00
Proceeds, before expenses, to us	$2.291	$1,301,146.00

(1)	The financial advisor will receive compensation in addition to the cash commission set forth above. See “Plan of Distribution” beginning on page S-15 of this prospectus supplement for more information regarding the compensation payable to the financial advisor.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Delivery of the securities offered hereby is expected to be made on or about June 27, 2024, subject to the satisfaction of certain conditions.

A.G.P.

The date of this prospectus supplement is June 26, 2024

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About This Prospectus Supplement

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Each time we conduct an offering to sell securities under the accompanying prospectus we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the price, the amount of securities being offered and the plan of distribution. The shelf registration statement was initially filed with the SEC on May 9, 2024, and was declared effective by the SEC on May 17, 2024. This prospectus supplement describes the specific details regarding this offering and may add, update or change information contained in the accompanying prospectus. The accompanying prospectus provides general information about us and our securities, some of which, such as the section entitled “Plan of Distribution,” may not apply to this offering. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making offers to sell or solicitations to buy our common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference with an earlier date, you should rely on this prospectus supplement. This prospectus supplement, together with the base prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and any free writing prospectus we have authorized for use in connection with this offering include all material information relating to this offering. We have not, authorized anyone to provide you with different or additional information and you must not rely on any unauthorized information or representations. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus we have authorized for use in connection with this offering is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this prospectus supplement, the accompanying prospectus and the information and documents incorporated herein by reference herein and therein, as well as any free writing prospectus we have authorized for use in connection with this offering, before making an investment decision. See “Incorporation by Reference” and “Where You Can Find More Information” in this prospectus supplement and in the accompanying prospectus.

No action is being taken in any jurisdiction outside the United States to permit a public offering of these securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement and the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein which are summaries only and are not intended to be complete. Reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the full text of the actual documents, some of which have been filed or will be filed and incorporated by reference herein. See “Where You Can Find More Information” in this prospectus supplement. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying prospectus contain and incorporate by reference certain market data and industry statistics and forecasts that are based on Company-sponsored studies, independent industry publications and other publicly available information. Although we believe these sources are reliable, estimates as they relate to projections involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under “Risk Factors” in this prospectus supplement and the accompanying prospectus and under similar headings in the documents incorporated by reference herein and therein. Accordingly, investors should not place undue reliance on this information.

Unless otherwise stated or the context requires otherwise, all references in this prospectus supplement to the “Company,” “we,” “us,” “our”, “CNS” refer to CNS Pharmaceuticals, Inc., a Nevada corporation.

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Prospectus Supplement Summary

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the section entitled “Risk Factors” beginning on page S-7 and our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision.

Overview

We are a clinical pharmaceutical company organized as a Nevada corporation in July 2017 to focus on the development of anti-cancer drug candidates for the treatment of brain and central nervous system tumors, based on intellectual property that we license under license agreements with Houston Pharmaceuticals, Inc. (“HPI”) and The University of Texas M.D. Anderson Cancer Center (“UTMDACC”) and own pursuant to a collaboration and asset purchase agreement with Reata Pharmaceuticals, Inc. (“Reata”).

We believe our lead drug candidate, Berubicin, may be a significant development in the treatment of Glioblastoma and other CNS malignancies, and if approved by the U.S. Food and Drug Administration (“FDA”), could give Glioblastoma patients an important new therapeutic alternative to the current standard of care. Glioblastomas are tumors that arise from astrocytes, which are star-shaped cells making up the supportive tissue of the brain. These tumors are usually highly malignant (cancerous) because the cells reproduce quickly, and they are supported by a large network of blood vessels. Berubicin is an anthracycline, which is a class of drugs that are among the most powerful and extensively used chemotherapy drugs known. Based on limited clinical data, we believe Berubicin is the first anthracycline that appears to cross the blood brain barrier in significant concentrations targeting brain cancer cells. While our focus is currently on the development of Berubicin, we are also in the process of attempting to secure intellectual property rights to additional compounds that we plan to develop into drugs to treat CNS and other cancers.

Berubicin was discovered at UTMDACC by Dr. Waldemar Priebe, the founder of the Company. Through a series of transactions, Berubicin was initially licensed to Reata. Reata initiated several Phase I clinical trials with Berubicin for CNS malignancies, one of which was for malignant gliomas, but subsequently allowed their IND with the FDA to lapse for strategic reasons. This required us to obtain a new IND for Berubicin before beginning further clinical trials. On December 17, 2020, we announced that our IND application with the FDA for Berubicin for the treatment of Glioblastoma Multiforme was in effect. We initiated this trial for patient enrollment during the second quarter of 2021 with the first patient dosed during the third quarter of 2021 to investigate the safety and efficacy of Berubicin in adults with Glioblastoma Multiforme who have failed first-line therapy. The first patient on the trial was treated during the third quarter of 2021. Correspondence between the Company and the FDA resulted in modifications to our initial trial design, including designating overall survival (OS) as the primary endpoint of the study. OS is a rigorous endpoint that the FDA has recognized as a basis for approval of oncology drugs when a statistically significant improvement can be shown relative to a randomized control arm.

The current trial being conducted will evaluate the safety and efficacy of Berubicin in patients with Glioblastoma Multiforme who have failed primary treatment for their disease, and results will be compared to the safety and efficacy of Lomustine, a current standard of care in this setting, with a 2 to 1 randomization of the 252 patients to Berubicin or Lomustine. Patients receiving Berubicin are administered a 2-hour IV infusion of 7.5 mg/m2 berubicin hydrochloride daily for three consecutive days followed by 18 days off (a 21-day cycle). Lomustine is administered orally once every six weeks. The trial design included a pre-planned, non-binding interim futility analysis. We reached the criteria required by the study protocol to conduct this interim futility analysis, which an independent Data Safety Monitoring Board (“DSMB”) is responsible for conducting. The DSMB’s charter mandated that they review the primary endpoint, Overall Survival, as well as secondary endpoints and safety data to determine whether the efficacy data for the risk-benefit profile warrants modification or discontinuation of the study. On December 18, 2023, we released the DSMB’s recommendation which was to continue the study without modification. Management remains blinded to the data underlying the recommendation of the DSMB. Even if Berubicin is approved, there is no assurance that patients will choose an infusion treatment, as compared to the current standard of care, which requires oral administration.

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We do not have manufacturing facilities and all manufacturing activities are contracted out to third parties. Additionally, we do not have a sales organization.

On November 21, 2017, we entered into a Collaboration and Asset Purchase Agreement with Reata (the “Reata Agreement”). Pursuant to the Reata Agreement we purchased all of Reata’s intellectual property and development data regarding Berubicin, including all trade secrets, knowhow, confidential information and other intellectual property rights.

On December 28, 2017, we obtained the rights to a worldwide, exclusive royalty-bearing, license to the chemical compound commonly known as Berubicin from HPI in an agreement we refer to as the HPI License. HPI is affiliated with Dr. Priebe, who controls a majority of our shares. Under the HPI License we obtained the exclusive right to develop certain chemical compounds for use in the treatment of cancer anywhere in the world. In the HPI License we agreed to pay HPI: (i) development fees of $750,000 over a three-year period beginning November 2019; (ii) a 2% royalty on net sales; (iii) a $50,000 per year license fee; (iv) milestone payments of $100,000 upon the commencement of a Phase II trial and $1.0 million upon the approval of a New Drug Application (“NDA”) for Berubicin; and (v) 134 shares of our common stock. The patents we licensed from HPI expired in March 2020. On May 14, 2024, the Company provided notice to HPI of its intent to terminate the HPI License effective on or about July 14, 2024.

On June 10, 2020, the FDA granted Orphan Drug Designation (“ODD”) for Berubicin for the treatment of malignant gliomas. ODD from the FDA is available for drugs targeting diseases with less than 200,000 cases per year. ODD may enable market exclusivity of 7 years from the date of approval of a NDA in the United States. During that period the FDA generally could not approve another product containing the same drug for the same designated indication. Orphan drug exclusivity will not bar approval of another product under certain circumstances, including if a subsequent product with the same active ingredient for the same indication is shown to be clinically superior to the approved product on the basis of greater efficacy or safety, or providing a major contribution to patient care, or if the company with orphan drug exclusivity is not able to meet market demand. The ODD now constitutes our primary intellectual property protections although the Company is exploring if there are other patents that could be filed related to Berubicin to extend additional protections.

We believe we have obtained all rights and intellectual property necessary to develop Berubicin. As stated earlier, it is our plan to obtain additional intellectual property covering other compounds which, subject to the receipt of additional financing, may be developed into drugs for brain and other cancers.

On May 7, 2020, pursuant to the WP1244 portfolio license agreement described below, the Company entered into a Sponsored Research Agreement with UTMDACC to perform research relating to novel anticancer agents targeting CNS malignancies. The Company agreed to fund approximately $1,134,000 over a two-year period. The Company paid and recorded $334,000 in 2020 related to this agreement in research and development expenses in the Company’s statements of operations. The remaining $800,000 was paid in 2021. The principal investigator for this agreement is Dr. Priebe. The work conducted under this Sponsored Research Agreement has produced a new mesylate salt of WP1244 termed WP1874. We believe the enhanced solubility of this salt may increase its ability to be formulated for use in an IV infusion, while maintaining similar potency and toxicity characteristics. As such, WP1874 will be the primary focus in any development efforts of the WP1244 portfolio. This agreement was extended and expired on March 31, 2023.

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Recent Developments

On January 10, 2020, we entered into a Patent and Technology License Agreement (the “WP1244 Agreement”) with The Board of Regents of The University of Texas System, an agency of the State of Texas, on behalf of the UTMDACC. Pursuant to the WP1244 Agreement, we obtained a royalty-bearing, worldwide, exclusive license to certain intellectual property rights. On April 25, 2024, UTMDACC provided notice to us if its intent to terminate the WP1244 Agreement for failure to pay the annual maintenance fee and certain expenses, and on May 25, 2024 the WP1244 Agreement was terminated.

At our 2024 annual meeting, our stockholders approved an amendment to our amended and restated articles of incorporation (the “Amendment”) to effect a reverse stock split of the outstanding shares of our common stock, at a split ratio of between 1-for-2 and 1-for-50 as determined by our board of directors in their sole discretion, prior to the one-year anniversary of the annual meeting. Pursuant to such authority granted by our stockholders, our board of directors approved a one-for-fifty reverse stock split of our common stock and the filing of the Amendment to effectuate the reverse stock split. The Amendment was filed with the Secretary of State of the State of Nevada and the reverse stock split became effective in accordance with the terms of the Amendment at 4:01 p.m. Eastern Time on June 4, 2025 (the “Effective Time”). The Amendment provided that, at the Effective Time, every fifty shares of our issued and outstanding common stock was automatically be combined into one issued and outstanding share of common stock, without any change in par value per share, which will remain $0.001. Unless the context expressly dictates otherwise, all reference to share and per share amounts referred to herein reflect the one-for-fifty reverse stock split.

On June 14, 2024, we entered into Securities Purchase Agreements (the “Purchase Agreements”) with institutional investors (collectively, the “Investors”) for the sale of 336,000 shares of our common stock and pre-funded warrants to purchase up to an aggregate of 30,000 shares of common stock in lieu thereof (the “Pre-Funded Warrants”) in a registered direct offering (the “Offering”). In a concurrent private placement (the “Private Placement”), we also sold to the Investors unregistered warrants to purchase up to an aggregate of 366,000 shares of common stock (the “Common Warrants”). The combined purchase price of one share of common stock (or Pre-Funded Warrant in lieu thereof) and accompanying Common Warrant was $3.75. The closing of the Offering and Private Placement occurred on June 17, 2024 (the “Closing Date”).

Subject to certain ownership limitations, each of the Common Warrants was immediately exercisable, has an exercise price of $3.62 per share, and will expire five years from the date of issuance. The Common Warrants may only be exercised on a cashless basis if there is no registration statement registering, or a prospectus contained therein in not available for, the resale of the shares of common stock underlying the Common Warrants. The holder of a Common Warrant is prohibited from exercising of any such warrants to the extent that such exercise would result in the number of shares of common stock beneficially owned by such holder and its affiliates exceeding 4.99% or 9.99% (at the election of the Investor) of the total number of shares of common stock outstanding immediately after giving effect to the exercise. In the event of certain fundamental transactions, the holder of the Common Warrants will have the right to receive the Black Scholes Value (as defined in the Common Warrants) of its Common Warrants calculated pursuant to a formula set forth in the Common Warrants, payable either in cash or in the same type or form of consideration that is being offered and being paid to the holders of Common Stock.

Pursuant to the Purchase Agreement, we agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock or file any registration statement or prospectus, or any amendment or supplement thereto for 15 days after the Closing Date, subject to certain exceptions. In connection with this offering, the Investors agreed to waive the foregoing restriction. In addition, we agreed not to effect or enter into an agreement to effect any issuance of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock involving a Variable Rate Transaction (as defined in the Purchase Agreement) until 180 days after the Closing Date, subject to certain exceptions.

On June 14, 2024, we entered into a financial advisory agreement with AGP , pursuant to which we agreed to pay AGP an aggregate fee equal to 6.5% of the aggregate gross proceeds received by us from the sale of the securities in the Offering and Private Placement. We also agreed to reimburse AGP for up to $80,000 in legal fees and expenses.

Company Information

Our principal executive offices are located at 2100 West Loop South, Suite 900, Houston, TX 77027 and our telephone number is (800) 946-9185. Our website address is www.cnspharma.com. The information on or accessible through our website is not part of this prospectus.

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The Offering

Common Stock Offered by Us	568,000 shares of common stock.

Common Stock to be Outstanding After This Offering	1,443,274 (assuming no exercise of the Warrants issued in the concurrent private placement).

Concurrent Private Placement

In a concurrent private placement, we are also selling to the investors, Warrants to purchase up to 568,000 shares of common stock, which represent 100% of the number of Shares being purchased in this offering, with an exercise price of $2.32 per share. We will receive gross proceeds from the concurrent private placement transaction solely to the extent such warrants are exercised for cash. The Warrants will be exercisable upon issuance and will expire on the five-year anniversary of issuance.

The Warrants and the shares of our common stock issuable upon the exercise of the Warrants are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus. See “Private Placement of Warrants” on page S-13 of this prospectus supplement for a more complete description of the concurrent offering.

Use of Proceeds	We expect to receive net proceeds of approximately $1.2 million from this offering, excluding the proceeds, if any, for the exercise of the Warrants issued in the concurrent private placement, after deducting the financial advisory fees and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for working capital and for general corporate purposes. See “Use of Proceeds” on page S-11 of the prospectus supplement for a more complete description of the intended use of proceeds from this offering.

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement and the risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus.

Nasdaq Capital Market Symbol	CNSP.

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The number of shares of common stock to be outstanding after this is based on 875,274 shares outstanding as of June 25, 2024, and excludes:

•	983,483 shares of common stock underlying outstanding warrants at a weighted average exercise price of $22.53 per share;

•	12,177 shares of common stock underlying outstanding options with a weighted average exercise price of $558.85 per share, which options vest over a three to four-year period;

•	6,052 shares of common stock underlying Restricted Stock Units which vest over a four-year period and Performance Units which vest based on our performance against predefined share price targets and the achievement of Positive Interim, Clinical Data as defined by the Board;

•	69,979 shares available for future issuance under the CNS Pharmaceuticals, Inc. 2020 Stock Plan; and

•	the shares of common stock issuable upon exercise of the Common Warrants issued in the Private Placement.

Unless otherwise indicated, all information in this prospectus supplement:

•	assumes no exercise or conversion of the outstanding securities described above; and

•	assumes no exercise of the Warrants offered in the concurrent private placement.

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Risk Factors

An investment in our securities involves risks. We urge you to consider carefully the risks described below, and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision, including those risks identified under “Item IA. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 and in our Quarterly Report on Form 10-Q for the three months ended March 31, 2024, which are incorporated by reference in this prospectus supplement and which may be amended, supplemented or superseded from time to time by other reports that we subsequently file with the SEC. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Statements”.

Risks Related to this Offering

We are not in compliance with Nasdaq’s continued listing requirements. If we are unable to regain compliance with the listing requirements of Nasdaq by July 15, 2024, our common stock will be delisted from Nasdaq which could have a material adverse effect on our financial condition and could make it more difficult for shareholders to sell their shares.

Our common stock is listed on Nasdaq, and we are therefore subject to its continued listing requirements, including requirements with respect to the market value of publicly-held shares, market value of listed shares, minimum bid price per share, and minimum stockholder's equity, among others, and requirements relating to board and committee independence. If we fail to satisfy one or more of the requirements, we may be delisted from Nasdaq.

On August 17, 2023, we were notified by the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market that we were not in compliance with the minimum $2,500,000 stockholders’ equity requirement for continued listing set forth in Listing Rule 5550(b). On February 27, 2024, the Staff notified us that we did not comply with the $1.00 minimum bid price requirement set forth under Listing Rule 5550(a)(2). On February 14, 2024, we were notified that because we had not regained compliance with the Nasdaq equity requirement, our securities would be delisted unless it requested a hearing. On February 21, 2024, we requested a hearing, which was held on April 18, 2024.

On May 6, 2024, we received notification from the Nasdaq Hearings Panel (“Panel”) that it has granted an extension until July 15, 2024, to demonstrate compliance with Listing Rules 5550(a)(2) and 5550(b). This offering is part of a plan to meet the milestones set forth by the Panel, but such plan will require, among other items, the completion of a significant additional financing in the short term, for which we have no commitments.

Delisting from Nasdaq would adversely affect our ability to raise additional financing through the public or private sale of equity securities, may significantly affect the ability of investors to trade our securities and may negatively affect the value and liquidity of our common stock. Delisting also could have other negative results, including the potential loss of employee confidence, the loss of institutional investors and general investors that will consider investing in our common stock, a reduction in the number of market makers in our common stock, a reduction in the availability of information concerning the trading prices and volume of our common stock, a reduction in the number of broker-dealers willing to execute trades in shares of our common stock or interest in business development opportunities. Further, we would likely become a “penny stock”, which would make trading of our common stock more difficult.

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We completed a reverse stock split on June 4, 2024 in an effort to regain compliance with Nasdaq listing rules and we cannot predict the effect that such reverse stock split will have on the market price for shares of our common stock.

As discussed above, we are required to demonstrate compliance with the bid price requirements of Listing Rules 5550(a)(2) prior to July 15, 2024. Our board of directors approved a one-for-fifty (1:50) reverse stock split of our common stock, which became effective at 4:01 p.m. Eastern Time on June 4, 2024. We cannot predict the effect that the reverse stock split will have on the market price for shares of our common stock, and the history of similar reverse stock splits for companies in like circumstances has varied. Some investors may have a negative view of a reverse stock split. Even if the reverse stock split has a positive effect on the market price for shares of our common stock, performance of our business and financial results, general economic conditions and the market perception of our business, and other adverse factors which may not be in our control could lead to a decrease in the price of our common stock following the reverse stock split.

Furthermore, even if the reverse stock split does result in an increased market price per share of our common stock, the market price per share following the reverse stock split may not increase in proportion to the reduction of the number of shares of our common stock outstanding before the implementation of the reverse stock split. Accordingly, even with an increased market price per share, the total market capitalization of shares of our common stock after a reverse stock split could be lower than the total market capitalization before the reverse stock split. Also, even if there is an initial increase in the market price per share of our common stock after a reverse stock split, the market price many not remain at that level.

If the market price of shares of our common stock declines following the reverse stock split, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the reverse stock split due to decreased liquidity in the market for our common stock. Accordingly, the total market capitalization of our common stock following the reverse stock split could be lower than the total market capitalization before the reverse stock split.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion in the application of the net proceeds from this offering, and our stockholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business. See “Use of Proceeds” on page S-11 of this prospectus supplement for a description of our proposed use of proceeds from this offering.

We will require additional capital funding, the receipt of which may impair the value of our common stock.

Our future capital requirements depend on many factors, including our research, development, sales and marketing activities. We will need to raise additional capital through public or private equity or debt offerings or through arrangements with strategic partners or other sources in order to continue to develop our drug candidates. There can be no assurance that additional capital will be available when needed or on terms satisfactory to us, if at all. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution and the new equity securities may have greater rights, preferences or privileges than our existing common stock.

We do not intend to pay dividends in the foreseeable future.

We have never paid cash dividends on our common stock and currently do not plan to pay any cash dividends in the foreseeable future.

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You will experience immediate and substantial dilution in the book value per share of the common stock you purchase in the offering.

Because the public offering price per share of our common stock being offered is substantially higher than the net tangible book value per share of our outstanding common stock, you will suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. See “Dilution” of this prospectus for a more detailed discussion of the dilution you will incur if you purchase shares in this offering. In addition, we will need to raise additional capital due to fund our operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders or result in downward pressure on the price of our common stock.

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Cautionary Note Regarding Forward-Looking Statements

This prospectus supplement, the accompanying prospectus and the documents we have filed with the SEC that are incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements concern our current plans, intentions, beliefs, expectations and statements of future economic performance. Statements containing terms such as “will,” “may,” “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate” and other phrases of similar meaning are considered to be forward-looking statements.

Forward-looking statements include, but are not limited to, statements about:

•	our ability to obtain additional funding to develop our product candidates;

•	the need to obtain regulatory approval of our product candidates;

•	the success of our clinical trials through all phases of clinical development;

•	compliance with obligations under intellectual property licenses with third parties;

•	any delays in regulatory review and approval of product candidates in clinical development;

•	our ability to commercialize our product candidates;

•	market acceptance of our product candidates;

•	competition from existing products or new products that may emerge;

•	potential product liability claims;

•	our dependency on third-party manufacturers to supply or manufacture our products;

•	our ability to establish or maintain collaborations, licensing or other arrangements;

•	our ability and third parties’ abilities to protect intellectual property rights;

•	our ability to adequately support future growth;

•	our ability to attract and retain key personnel to manage our business effectively;

•	our continued listing on Nasdaq; and

•	our expectations regarding the use of proceeds from this offering.

Forward-looking statements are based on our assumptions and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those reflected in or implied by these forward-looking statements. Factors that might cause actual results to differ include, among others, those set forth under “Risk Factors” in this prospectus supplement and those discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in our most recent Annual Report on Form 10-K and in our future reports filed with the SEC, all of which are incorporated by reference herein. Readers are cautioned not to place undue reliance on any forward-looking statements contained in this prospectus supplement, the accompanying prospectus or the documents we have filed with the SEC that are incorporated by reference herein and therein, which reflect management’s views and opinions only as of their respective dates. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements, except to the extent required by applicable securities laws.

You should carefully read this prospectus supplement, the accompanying prospectus and the information incorporated herein by reference as described under the heading “Incorporation by Reference,” and the documents that we reference in this prospectus supplement and the accompanying prospectus and have filed as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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Use of Proceeds

We estimate that the net proceeds from this offering will be approximately 1.2 million, after deducting the estimated financial advisory fees and estimated offering expenses payable by us, assuming all of the Shares offered hereby are sold. This estimate excludes the proceeds, if any, from exercise of the Warrants issued in the concurrent private placement.

We intend to use the net proceeds from this offering for working capital and for general corporate purposes. This represents our best estimate of the manner in which we will use the net proceeds we receive from this offering based upon the current status of our business, but we have not reserved or allocated amounts for specific purposes and we cannot specify with certainty how or when we will use any of the net proceeds. Amounts and timing of our actual expenditures will depend on numerous factors. Our management will have broad discretion in applying the net proceeds from this offering.

Pending application of the net proceeds as described above, we intend to invest the proceeds to us in investment-grade, interest-bearing securities such as money market funds, certificates of deposit, or direct or guaranteed obligations of the U.S. government, or hold as cash. We cannot predict whether the proceeds invested will yield a favorable, or any, return.

Dividend Policy

We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay any cash dividends on our common stock for the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our common stock will be at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements and any contractual restrictions.

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Dilution

If you invest in our securities in this offering, your interest will be diluted immediately to the extent of the difference between the public offering price paid by the purchasers of the shares of common stock and related common warrants sold in this offering and the as adjusted net tangible book value per shares of common stock after this offering.

As of March 31, 2024, our as reported net tangible book value was $(4.4) million, or $(20.76) per share of common stock. Net tangible book value per share represents our total tangible assets, less our total liabilities, divided by the number of outstanding shares of our common stock. After giving effect to: (i) 178,260 shares of common stock issued upon the exercise of Pre-Funded Warrants that were exercised subsequent to March 31, 2024; (ii) 117,642 shares issued subsequent to March 31, 2024 related to the round-up election of our 1:50 reverse split; (iii) 336,000 shares issued in a Offering which closed on June 17, 2024; and (iv) 29,993 shares issued upon exercise of Pre-Funded Warrants issued in the Offering which closed on June 17, 2024, our as adjusted net tangible book value was $(3.3) million, or $(3.81) per share of common stock.

Dilution represents the difference between the amount per share paid by purchasers in this offering and the as adjusted net tangible book value per share of common stock after the offering. After giving effect to the sale of 568,000 shares of common stock and accompanying common warrants in this offering at an offering price of $2.45 per share, and after deducting financial advisory fees and estimated offering expenses payable by us, but without adjusting for any other change in our net tangible book value subsequent to March 31, 2024, our pro forma as adjusted net tangible book value would have been $(1.48) per share. This represents an immediate increase in net tangible book value on a reported basis of $19.28, and on a proforma basis of $2.33 per share to our existing stockholders and immediate dilution of $3.93 per share to new investors purchasing securities at the public offering price. The dilution figures excludes the proceeds, if any, from the exercise of any common warrants issued in this offering. The following table illustrates the dilution in net tangible book value per share to new investors as of March 31, 2024:

Public offering price per share and accompanying common warrants		$2.45
Historical net tangible book value per share at March 31, 2024 (proforma)	$(3.81)
Increase in net tangible book value per share to the existing stockholders on a proforma basis attributable to this offering.	$2.33
Proforma as adjusted net tangible book value per share after this offering		$(1.48)
Dilution in net tangible book value per share to new investors on a proforma as adjusted basis		$3.93

The number of shares of common stock to be outstanding after this offering is based on 213,379 shares outstanding as of March 31, 2024 plus (i) 178,260 shares of common stock issued upon the exercise of Pre-Funded Warrants that were exercised subsequent to March 31, 2024; (ii) 117,642 shares issued subsequent to March 31, 2024 related to the round-up election of our 1:50 reverse split; (iii) 336,000 shares issued in a Offering which closed on June 17, 2024; (iv) 29,993 shares issued upon exercise of Pre-Funded Warrants issued in the Offering which closed on June 17, 2024, and excludes:

•       983,483 shares of common stock underlying outstanding warrants at a weighted average exercise price of $22.53 per share;

•       12,177 shares of common stock underlying outstanding options with a weighted average exercise price of $558.85 per share, which options vest over a three to four-year period;

•       6,052 shares of common stock underlying Restricted Stock Units which vest over a four-year period and Performance Units which vest based on our performance against predefined share price targets and the achievement of Positive Interim, Clinical Data as defined by the Board;

•       69,979 shares available for future issuance under the CNS Pharmaceuticals, Inc. 2020 Stock Plan; and

•       the shares of common stock issuable upon exercise of the Warrants in the concurrent private placement.

The discussion and table above assume no exercise of the common warrants. To the extent that the warrants are exercised, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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Private Placement of Warrants

Concurrently with the closing of the sale of the Shares in this offering, we also expect to issue and sell to the investors, Warrants to purchase an aggregate of up to 568,000 shares of our common stock. The Warrants will be exercisable upon issuance, have an exercise price of $2.32 per share, and expire on the five-year anniversary of issuance.

Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% or 9.99% (at the election of the holder) of the number of shares of our common stock outstanding immediately after giving effect to such exercise.

In the event of a Fundamental Transaction (as defined in the Warrant), we or any successor entity shall, at the holder’s option, purchase the holder’s Warrants for an amount of cash equal to the value of the Warrants as determined in accordance with the Black Scholes Value (as defined in the Warrant), provided that if the Fundamental Transaction involves a Change of Control (as defined in the Warrant) and it is not within our control, including not approved by our Board of Directors, a holder shall only be entitled to receive the same type or form of consideration at the Black Scholes Value of the unexercised portion of the Warrant, that is being offered and paid to the holders of our common stock in connection with the Change of Control.

Such securities will be issued and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. Accordingly, the investor may exercise those Warrants and sell the underlying shares only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act, or another applicable exemption under the Securities Act. We have agreed to file a registration statement with the SEC registering the resale of the shares of common stock underlying the Warrants as soon as practicable (and in any event within 30 calendar days of the date of the Purchase Agreement).

S-13

Description of the Securities We are Offering

We are offering Shares in this offering.

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Common Stock” starting on page 6 of the accompanying prospectus.

S-14

Plan of Distribution

We have engaged A.G.P./Alliance Global Partners to act as our financial advisor pursuant to a financial advisory agreement in connection with this offering, dated as of June 26, 2024. The financial advisor is not purchasing or selling any of the securities we are offering by this prospectus supplement.

We have entered into securities purchase agreements, each dated June 26, 2024, directly with several investors who have agreed to purchase the securities in this offering. The securities purchase agreements provide that the obligations of the investors are subject to certain conditions precedent, including, among other things, the absence of any material adverse change in our business and the receipt of customary opinions and closing certificates.

We currently anticipate that the closing of this offering will take place on or about June 27, 2024, subject to customary closing conditions. On the closing date, the following will occur:

•	we will receive funds in the amount of the aggregate purchase price;

•	the financial advisor will receive the financial advisory fees in accordance with the terms of the financial advisory agreement; and

•	we will deliver the shares of our common stock to the investors.

We have agreed to pay the financial advisor a financial advisory fee in cash equal to 6.5% of the gross proceeds from the sale of the securities in this offering.

In addition, we have agreed to reimburse the financial advisor at the closing for its legal fees and expenses in connection with this offering in the amount not to exceed $80,000.

We have agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock or file any registration statement or prospectus, or any amendment or supplement thereto for 15 days after the closing date of the offering, subject to certain exceptions. In addition, we have agreed not to effect or enter into an agreement to effect any issuance of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock involving a variable rate transaction until 180 days after the closing date of the offering, subject to certain exceptions.

We estimate the total expenses of this offering (including the expenses reimbursable to the financial advisor) payable by us, excluding the financial advisor fee, will be approximately $100,000.

We have agreed to indemnify the financial advisor and certain other persons against certain liabilities relating to or arising out of the financial advisor’s activities under the financial advisor agreement. We have also agreed to contribute to payments the financial advisor may be required to make in respect of such liabilities.

S-15

The financial advisor may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any fees received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the financial advisor would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock by the financial advisor acting as principal. Under these rules and regulations, the financial advisor:

•	must not engage in any stabilization activity in connection with our securities; and

•	must not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

A copy of the form of the securities purchase agreements we entered into with the investors will be included as an exhibit to our Current Report on Form 8-K that will be filed with the Securities and Exchange Commission in connection with the consummation of this offering.

Our executive officers and directors have agreed to a “lock-up” with respect to shares of our common stock and other securities beneficially owned, including securities that are convertible into, or exchangeable or exercisable for, shares of our common stock for a period ending 45 days after the closing of this offering. Subject to certain exceptions, during such lock-up period following the date of this prospectus supplement, our executive officers and directors may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of the financial advisor.

S-16

Legal Matters

The validity of the securities offered hereby will be passed upon for us by ArentFox Schiff LLP, Washington, DC. Sullivan & Worcester LLP, New York, New York, is acting as counsel for the financial advisor in connection with this offering.

Experts

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been incorporated by reference in reliance upon the reports of MaloneBailey, LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Incorporation by Reference

The SEC allows us to “incorporate by reference” into this prospectus supplement the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement. We incorporate by reference in this prospectus supplement the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus supplement; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

•	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed on April 1, 2024;
•	Our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2024, filed on May 15, 2024;
•	Our Current Reports on Form 8-K filed on January 23, 2024; February 2, 2024; February 21, 2024; February 27, 2024; May 3, 2024; May 7, 2024; June 5, 2024; June 14, 2024 (as amended on June 20, 2024); and June 26, 2024;
•	Our Definitive Proxy Statement on Schedule 14A filed on April 10, 2024; and
•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on November 5, 2019, including any amendments or reports filed for the purposes of updating this description, including any exhibits to our Annual Report on Form 10-K.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering will also be incorporated by reference in this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

You may obtain a copy of any or all of the documents referred to above, which may have been or may be incorporated by reference into this prospectus supplement, including exhibits, at no cost to you by writing or telephoning us at the following address: CNS Pharmaceuticals, Inc., Attn: Corporate Secretary, 2100 West Loop South, Suite 900, Houston, TX 77027.

S-17

Where You Can Find More Information

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement or the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy information filed by us with the SEC at the SEC’s public reference section, 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the public reference section can be obtained by calling 1-800-SEC-0330. The SEC also maintains an Internet site at http://www.sec.gov that contains reports, statements and other information about issuers, such as us, who file electronically with the SEC.

We also maintain a website at www.cnspharma.com through which you can access our SEC filings free of charge. The information set forth on our website is not part of this prospectus.

S-18

PROSPECTUS

$75,000,000

CNS Pharmaceuticals, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Purchase Contracts

Units

____________________

We may from time to time issue up to $75,000,000 aggregate dollar amount of common stock, preferred stock, debt securities, warrants, purchase contracts, or units of securities. We will specify in the accompanying prospectus supplement the terms of the securities to be offered and sold. We may sell these securities directly to you, through underwriters, dealers or agents we select, or through a combination of these methods. We will describe the plan of distribution for any particular offering of these securities in the applicable prospectus supplement. This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

Our common stock is listed on The NASDAQ Capital Market and traded under the symbol “CNSP”. On May 7, 2024, the closing price of the common stock, as reported on NASDAQ was $0.217 per share.

As of May 7, 2024, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $2.2 million, based on 10,668,932 shares of outstanding common stock, of which approximately 10,306,442 shares were held by non-affiliates, and a per share price of $0.217 based on the closing sale price of our common stock on May 7, 2024.

Investing in our securities is highly speculative and involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 5 of this prospectus before making a decision to purchase our securities.

____________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 17, 2024.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $75,000,000.

We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include additional risk factors or other special considerations applicable to the securities being offered. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if a statement in any document is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus or any prospectus supplement - the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus and the prospectus supplement together with the additional information described under “Where You Can Find More Information.”

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

You should rely only on the information incorporated by reference or provided in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this prospectus or the accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

Unless the context requires otherwise, references to the “Company, “ “we,” “our,” and “us,” refer to CNS Pharmaceuticals, Inc., in the sections entitled “Description of Common Stock,” “Description of Preferred Stock,” “Description of the Warrants,” “Description of Purchase Contracts,” and “Description of Debt Securities.”

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PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and notes thereto that are incorporated by reference in this prospectus. As used in this prospectus, unless the context otherwise indicates, the terms “we,” “our,” “us,” or the “Company” refer to CNS Pharmaceuticals, Inc., a Nevada corporation.

Our Company

We are a clinical pharmaceutical company organized as a Nevada corporation in July 2017 to focus on the development of anti-cancer drug candidates for the treatment of brain and central nervous system tumors, based on intellectual property that we license under license agreements with Houston Pharmaceuticals, Inc. (“HPI”) and The University of Texas M.D. Anderson Cancer Center (“UTMDACC”) and own pursuant to a collaboration and asset purchase agreement with Reata Pharmaceuticals, Inc. (“Reata”).

We believe our lead drug candidate, Berubicin, may be a significant development in the treatment of Glioblastoma and other CNS malignancies, and if approved by the U.S. Food and Drug Administration (“FDA”), could give Glioblastoma patients an important new therapeutic alternative to the current standard of care. Glioblastomas are tumors that arise from astrocytes, which are star-shaped cells making up the supportive tissue of the brain. These tumors are usually highly malignant (cancerous) because the cells reproduce quickly, and they are supported by a large network of blood vessels. Berubicin is an anthracycline, which is a class of drugs that are among the most powerful and extensively used chemotherapy drugs known. Based on limited clinical data, we believe Berubicin is the first anthracycline that appears to cross the blood brain barrier (“BBB”) in significant concentrations targeting brain cancer cells. While our focus is currently on the development of Berubicin, we are also in the process of attempting to secure intellectual property rights to additional compounds that we plan to develop into drugs to treat CNS and other cancers.

Berubicin was discovered at UTMDACC by Dr. Waldemar Priebe, the founder of the Company. Through a series of transactions, Berubicin was initially licensed to Reata. Reata initiated several Phase I clinical trials with Berubicin for CNS malignancies, one of which was for malignant gliomas, but subsequently allowed their IND with the FDA to lapse for strategic reasons. This required us to obtain a new IND for Berubicin before beginning further clinical trials. On December 17, 2020, we announced that our IND application with the FDA for Berubicin for the treatment of Glioblastoma Multiforme was in effect. We initiated this trial for patient enrollment during the second quarter of 2021 with the first patient dosed during the third quarter of 2021 to investigate the efficacy of Berubicin in adults with Glioblastoma Multiforme who have failed first-line therapy. The first patient on the trial was treated during the third quarter of 2021. Correspondence between the Company and the FDA resulted in modifications to our initial trial design, including designating overall survival (OS) as the primary endpoint of the study. OS is a rigorous endpoint that the FDA has recognized as a basis for approval of oncology drugs when a statistically significant improvement can be shown relative to a randomized control arm.

The current trial being conducted will evaluate the efficacy of Berubicin in patients with Glioblastoma Multiforme who have failed primary treatment for their disease, and results will be compared to the efficacy of Lomustine, a current standard of care in this setting, with a 2 to 1 randomization of the 252 patients to Berubicin or Lomustine. Patients receiving Berubicin are administered a 2-hour IV infusion of 7.5 mg/m2 berubicin hydrochloride daily for three consecutive days followed by 18 days off (a 21-day cycle). Lomustine is administered orally once every six weeks. The trial design included a pre-planned, non-binding interim futility analysis. We reached the criteria required by the study protocol to conduct this interim futility analysis, which an independent Data Safety Monitoring Board (“DSMB”) is responsible for conducting. The DSMB’s charter mandated that they review the primary endpoint, Overall Survival, as well as secondary endpoints and safety data to determine whether the efficacy data for the risk-benefit profile warrants modification or discontinuation of the study. On December 18, 2023, we released the DSMB’s recommendation which was to continue the study without modification. Management remains blinded to the data underlying the recommendation of the DSMB. Even if Berubicin is approved, there is no assurance that patients will choose an infusion treatment, as compared to the current standard of care, which requires oral administration.

We do not have manufacturing facilities and all manufacturing activities are contracted out to third parties. Additionally, we do not have a sales organization.

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Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenues during our last fiscal year, we qualify as an emerging growth company as defined in the Jumpstart Our Business Startups Act (“JOBS Act”) enacted in 2012. As an emerging growth company, we expect to take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

•	being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this prospectus;
•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley Act”);
•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and
•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may use these provisions until the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period. The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. As an emerging growth company, we intend to take advantage of an extended transition period for complying with new or revised accounting standards as permitted by The JOBS Act.

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (ii) scaled executive compensation disclosures; and (iii) the requirement to provide only two years of audited financial statements, instead of three years.

Corporate Information

Our principal executive offices are located at 2100 West Loop South, Suite 900, Houston, TX 77027. Our website address is www.cnspharma.com. The information on or accessible through our website is not part of this prospectus.

Securities We May Offer

With this prospectus, we may offer common stock, preferred stock, debt securities, warrants, purchase contracts, and/or units consisting of some or all of these securities in any combination. The aggregate offering price of securities that we offer with this prospectus will not exceed $75,000,000. Each time we offer securities with this prospectus, we will provide offerees with a prospectus supplement that will contain the specific terms of the securities being offered. The following is a summary of the securities we may offer with this prospectus.

Common Stock

We may offer shares of our common stock, par value $0.001 per share.

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Preferred Stock

We may offer shares of our preferred stock, par value $0.001 per share, in one or more series. Our board of directors or a committee designated by the board will determine the dividend, voting, conversion and other rights of the series of shares of preferred stock being offered. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or the winding up, voting rights and rights to convert into common stock.

Debt Securities

We may offer general obligations, which may be secured or unsecured, senior or subordinated and convertible into shares of our common stock or preferred stock. In this prospectus, we refer to the senior debt securities and the subordinated debt securities together as the “debt securities.” Our board of directors will determine the terms of each series of debt securities being offered. We will issue the debt securities under an indenture between us and a trustee. In this document, we have summarized general features of the debt securities from the indenture. We encourage you to read the indenture, which is an exhibit to the registration statement of which this prospectus is a part.

Warrants

We may offer warrants for the purchase of debt securities, shares of preferred stock or shares of common stock. We may issue warrants independently or together with other securities. Our board of directors will determine the terms of the warrants.

Purchase Contracts

•	debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities;

•	or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies, or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under the applicable indenture.

Units

We may offer units consisting of some or all of the securities described above, in any combination, including common stock, preferred stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

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RISK FACTORS

Before making an investment decision, you should consider the “Risk Factors” included under Item 1A. of our most recent Annual Report on Form 10-K and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q, all of which are incorporated by reference in this prospectus, as updated by our future filings with the SEC. The market or trading price of our common stock could decline due to any of these risks. In addition, please read “Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not currently known to us or that we currently deem immaterial may also impair our business and operations. The accompanying prospectus supplement may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus, and the documents we incorporate by reference, contain forward-looking statements within the meaning of the federal securities laws. You should not rely on forward-looking statements in this prospectus, and the documents we incorporate by reference. Forward-looking statements typically are identified by use of terms such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” “may,” “will,” “should,” “estimate,” “predict,” “potential,” “continue,” and similar words, although some forward-looking statements are expressed differently. This prospectus, and the documents we incorporate by reference, may also contain forward-looking statements attributed to third parties relating to their estimates regarding the markets we may enter in the future. All forward-looking statements address matters that involve risk and uncertainties, and there are many important risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus, and the documents we incorporate by reference.

You should also consider carefully the statements under “Risk Factors” and other sections of this prospectus, and the documents we incorporate by reference, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, and the documents we incorporate by reference. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

We expect to use the net proceeds from the sale of securities offered by this prospectus and the prospectus supplement for our clinical trials and preclinical programs, for other research and development activities and for general corporate purposes. These may include additions to working capital and acquisitions. If we decide to use the net proceeds of any offering of securities other than for our clinical trials and preclinical programs, for other research and development activities and for general corporate purposes, we will describe the use of the net proceeds in the prospectus supplement for that offering.

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DESCRIPTION OF COMMON STOCK

General

Voting

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Any action at a meeting at which a quorum is present will be decided by a majority of the voting power present in person or represented by proxy, except in the case of any election of directors, which will be decided by a plurality of votes cast. There is no cumulative voting.

Dividends

Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for payment, subject to the rights of holders, if any, of any class of stock having preference over the common stock. Any decision to pay dividends on our common stock will be at the discretion of our board of directors. Our board of directors may or may not determine to declare dividends in the future. The board’s determination to issue dividends will depend upon our profitability and financial condition any contractual restrictions, restrictions imposed by applicable law and the SEC, and other factors that our board of directors deems relevant.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of our common stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after we have paid in full, or provided for payment of, all of our debts and after the holders of all outstanding series of any class of stock have preference over the common stock, if any, have received their liquidation preferences in full.

Other

Our issued and outstanding shares of common stock are fully paid and nonassessable. Holders of shares of our common stock are not entitled to preemptive rights. Shares of our common stock are not convertible into shares of any other class of capital stock, nor are they subject to any redemption or sinking fund provisions.

Anti-Takeover Effects of Provisions of Nevada Law and our Charter Documents

Our articles of incorporation and bylaws include a number of anti-takeover provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include:

Advance Notice Requirements. Our bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of stockholders. These procedures provide that notice of stockholder proposals must be timely and given in writing to our corporate Secretary. Generally, to be timely, notice must be received at our principal executive offices not fewer than 120 calendar days prior to the first anniversary date on which our notice of meeting and related proxy statement were mailed to stockholders in connection with the previous year’s annual meeting of stockholders. The notice must contain the information required by the bylaws, including information regarding the proposal and the proponent.

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Special Meetings of Stockholders. Our bylaws provide that special meetings of stockholders may be called at any time by only the Chairman of the Board, the Chief Executive Officer, the President or the board of directors, or in their absence or disability, by any vice president.

No Written Consent of Stockholders. Our articles of incorporation and bylaws provide that any action required or permitted to be taken by stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing by such stockholders.

Amendment of Bylaws. Our stockholders may amend any provisions of our bylaws by obtaining the affirmative vote of the holders of a majority of each class of issued and outstanding shares of our voting securities, at a meeting called for the purpose of amending and/or restating our bylaws.

Preferred Stock. Our articles of incorporation authorizes our board of directors to create and issue rights entitling our stockholders to purchase shares of our stock or other securities. The ability of our board to establish the rights and issue substantial amounts of preferred stock without the need for stockholder approval may delay or deter a change in control of us. See “Preferred Stock” above.

Nevada Takeover Statute

The Nevada Revised Statutes contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. Nevada’s “acquisition of controlling interest” statutes (NRS 78.378 through 78.3793, inclusive) contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. These laws will apply to us if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger) and do business in the State of Nevada directly or through an affiliated corporation, unless our articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply. These laws may have a chilling effect on certain transactions if our amended and restated articles of incorporation or amended and restated bylaws are not amended to provide that these provisions do not apply to us or to an acquisition of a controlling interest, or if our disinterested stockholders do not confer voting rights in the control shares.

Nevada’s “combinations with interested stockholders” statutes (NRS 78.411 through 78.444, inclusive) provide that specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” of the corporation are prohibited for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or unless the combination is approved by the board of directors and 60% of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Furthermore, in the absence of prior approval certain restrictions may apply even after such two-year period. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder”. These laws generally apply to Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation, the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment. We have not made such an election in our original articles of incorporation or in our amended and restated articles of incorporation.

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Quotation

Our common stock is listed on The NASDAQ Capital Market and traded under the symbol “CNSP”.

Transfer Agent

The transfer agent for our common stock is Continental Stock Transfer and Trust.

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DESCRIPTION OF PREFERRED STOCK

General

We are currently authorized to issue 5,000,000 shares of preferred stock, par value $0.001. As of the date of this prospectus, we have no shares of preferred stock outstanding.

Our Board of Directors has the authority, without action by our stockholders, to designate and issue preferred stock in one or more series. Our Board of Directors may also designate the rights, preferences and privileges of each series of preferred stock, any or all of which may be greater than the rights of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until our Board of Directors determines the specific rights of the holders of the preferred stock. However, these effects might include: (a) restricting dividends on the common stock; (b) diluting the voting power of the common stock; (c) impairing the liquidation rights of the common stock; and (d) delaying or preventing a change in control of our company without further action by our stockholders.

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DESCRIPTION OF DEBT SECURITIES

General

The following description sets forth general terms that will apply to the debt securities. We will describe the particular terms of any debt securities that we offer in the prospectus supplement relating to those debt securities.

The debt securities will be either our senior debt securities or our subordinated debt securities. The senior debt securities will be issued under an indenture between us and the trustee named in the indenture. We refer to this indenture as the “senior indenture.” The subordinated debt securities will be issued under a separate Subordinated Indenture between us and the trustee named in the indenture. We refer to this indenture as the “subordinated indenture” and, together with the senior indenture, as the “indentures.” Except as permitted by applicable law, the indentures have been or will be qualified under the Trust Indenture Act of 1939.

We have filed the forms of the indentures as exhibits to the registration statement. For your convenience, we have included references to specific sections of the indentures in the descriptions below. Capitalized terms not otherwise defined in this prospectus will have the meanings given in the indenture to which they relate.

The following summaries of provisions of the debt securities and the indentures are not complete and are qualified in their entirety by reference to the provisions of the indentures and the debt securities.

Neither of the indentures limits the principal amount of debt securities that we may issue. Each indenture provides that debt securities may be issued in one or more series up to the principal amount that we may authorize from time to time. Each indenture also provides that the debt securities may be denominated in any currency or currency unit that we designate. In addition, each series of debt securities may be reopened in order to issue additional debt securities of that series in the future without the consent of the holders of debt securities of that series. Unless otherwise described in the prospectus supplement relating to a particular offering, neither the indentures nor the debt securities will contain any provisions to afford holders of any debt securities protection in the event of a takeover, recapitalization or similar restructuring of our business.

Unless otherwise described in the prospectus supplement relating to a particular offering, the senior debt securities will rank equally with all of our other unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to the prior payment in full of our senior debt securities. We will describe the particular terms of the subordinated debt securities that we offer in the prospectus supplement relating to those subordinated debt securities.

We will describe the specific terms relating to each particular series of debt securities in the prospectus supplement relating to the offering of those debt securities. The terms we will describe in the prospectus supplement will include some or all of the following:

•	the title and type of the debt securities;

•	the total principal amount or initial offering price of the debt securities;

•	the date or dates when the principal of the debt securities will be payable;

•	whether we will have the right to extend the stated maturity of the debt securities;

•	whether the debt securities will bear interest and, if so, the rate or rates, or the method for calculating the rate or rates, of interest;

•	if the debt securities will bear interest, the date from which interest will accrue, the dates when interest will be payable and the regular record dates for these interest payment dates;

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•	the place where the principal, premium, if any, and interest, if any, on the debt securities will be paid, registered debt securities may be surrendered for registration of transfer, and debt securities may be surrendered for exchange;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	the terms and conditions upon which we will have the option or the obligation to redeem the debt securities;

•	the denominations in which any registered debt securities will be issuable;

•	the identity of each security registrar and paying agent, and the designation of the exchange rate agent, if any, if other than the trustee;

•	the portion of the principal amount of debt securities that will be payable upon acceleration of the maturity of the debt securities;

•	the currency used to pay principal, premium, if any, and interest, if any, on the debt securities, if other than U.S. dollars, and whether you or we may elect to have principal, premium and interest paid in a currency other than the currency in which the debt securities are denominated;
•	any index, formula or other method used to determine the amount of principal, premium or interest on the debt securities;

•	any changes or additions to the events of default, defaults or our covenants made in the applicable indenture;

•	whether the debt securities are issuable as registered debt securities or bearer debt securities, whether there are any restrictions relating to the form in which they are issued and whether bearer and registered debt securities may be exchanged for each other;

•	to whom interest will be payable

○	if other than the registered holder (for registered debt securities),

○	if other than upon presentation and surrender of the related coupons (for bearer debt securities), or

○	if other than as specified in the indentures (for global debt securities);

•	whether the debt securities are to be convertible or exchangeable for other securities and, if so, the terms of conversion or exchange;

•	particular terms of subordination with respect to subordinated debt securities; and

•	any other terms of the debt securities consistent with the provisions of the applicable indenture.

We may issue debt securities as original issue discount securities to be sold at a substantial discount below their principal amount. If we issue original issue discount securities, then we will describe the material U.S. federal income tax consequences that apply to those debt securities in the applicable prospectus supplement.

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Registration and Transfer

We presently plan to issue each series of debt securities only as registered securities. However, we may issue a series of debt securities as bearer securities, or a combination of both registered securities and bearer securities. If we issue senior debt securities as bearer securities, they will have interest coupons attached unless we elect to issue them as zero coupon securities. If we issue bearer securities, we may describe material U.S. federal income tax consequences and other material considerations, procedures and limitations in the applicable prospectus supplement.

Holders of registered debt securities may present the debt securities for exchange for different authorized amounts of other debt securities of the same series and in the same aggregate principal amount at the corporate trust office of the trustee or at the office of any other transfer agent we may designate for the purpose and describe in the applicable prospectus supplement. The registered securities must be duly endorsed or accompanied by a written instrument of transfer. The agent will not impose a service charge on you for the transfer or exchange. We may, however, require that you pay any applicable tax or other governmental charge. If we issue bearer securities, we will describe any procedures for exchanging those bearer securities for other senior debt securities of the same series in the applicable prospectus supplement. Generally, we will not allow you to exchange registered securities for bearer securities.

In general, unless otherwise specified in the applicable prospectus supplement, we will issue registered securities without coupons and in denominations of $1,000 or integral multiples, and bearer securities in denominations of $5,000. We may issue both registered and bearer securities in global form.

Conversion and Exchange

If any debt securities will be convertible into or exchangeable for our common stock, preferred stock or other securities, the applicable prospectus supplement will set forth the terms and conditions of the conversion or exchange, including:

•	the conversion price or exchange ratio;

•	the conversion or exchange period;

•	whether the conversion or exchange will be mandatory or at the option of the holder or us;

•	provisions for adjustment of the conversion price or exchange ratio; and

•	provisions that may affect the conversion or exchange if the debt securities are redeemed.

Redemption

Unless otherwise indicated in the applicable prospectus supplement, we may, at our option, redeem any series of debt securities in whole at any time or in part from time to time. If any series of debt securities are redeemable only on or after a certain date or only upon satisfaction of additional conditions, the applicable prospectus supplement will specify the date or the additional conditions. Unless otherwise specified in the applicable prospectus supplement, the redemption price for debt securities will equal 100% of the principal amount plus any accrued and unpaid interest on those debt securities.

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The applicable prospectus supplement will contain the specific terms on which we may redeem a series of debt securities prior to its stated maturity. Unless otherwise described in the prospectus supplement relating to a particular offering, we will send a notice of redemption to holders at least 30 days but not more than 60 days prior to the redemption date. The notice will state:

•	the redemption date;

•	the redemption price;

•	if less than all of the debt securities of the series are being redeemed, the particular debt securities to be redeemed (and the principal amounts, in the case of a partial redemption);

•	that on the redemption date, the redemption price will become due and payable and any applicable interest will cease to accrue on and after that date;

•	the place or places of payment;

•	whether the redemption is for a sinking fund; and

•	any other provisions required by the terms of the debt securities of the series that are being redeemed.

On or before any redemption date, we will deposit an amount of money with the trustee or with a paying agent sufficient to pay the redemption price.

Unless otherwise described in the prospectus supplement relating to a particular offering, if we are redeeming less than all the debt securities, the trustee will select the debt securities to be redeemed using a method it considers fair and appropriate. After the redemption date, holders of redeemed debt securities will have no rights with respect to the debt securities except the right to receive the redemption price and any unpaid interest to the redemption date.

Events of Default

Unless otherwise described in the prospectus supplement relating to a particular offering, an “event of default” regarding any series of debt securities is any one of the following events:

•	default for 30 days in the payment of any interest installment when due and payable;

•	default in the making of any sinking fund payment when due;

•	default in the payment of principal or premium (if any) when due at its stated maturity, by declaration, when called for redemption or otherwise;

•	default in the performance of any covenant in the debt securities of that series or in the applicable indenture for 60 days after notice to us by the trustee or by the holders of 25% in principal amount of the outstanding debt securities of that series;

•	certain events of bankruptcy, insolvency and reorganization; and

•	any other event of default provided with respect to that series of debt securities.

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We are required to file every year with each trustee an officers’ certificate stating whether any default exists and specifying any default that exists.

Acceleration of Maturity

Unless otherwise described in the prospectus supplement relating to a particular offering, if an event of default has occurred and is continuing with respect to debt securities of a particular series (except, in the case of subordinated debt securities, defaults relating to bankruptcy events), the trustee or the holders of not less than 25% in principal amount of outstanding debt securities of that series may declare the principal amount of outstanding debt securities of that series due and payable immediately.

Unless otherwise described in the prospectus supplement relating to a particular offering, at any time after a declaration of acceleration of maturity with respect to debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series by written notice to us and the trustee, may rescind and annul the declaration and its consequences if:

•	we have paid or deposited with the trustee a sum sufficient to pay:

○	all overdue interest on all outstanding debt securities of that series and any related coupons,

○	all unpaid principal of and premium, if any, on any of the debt securities which has become due otherwise than by the declaration of acceleration, and interest on the unpaid principal at the rate or rates prescribed in the debt securities,

○	to the extent lawful, interest on overdue interest at the rate or rates prescribed in the debt securities, and

○	all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel; and

•	all events of default with respect to debt securities of that series, other than the non-payment of amounts of principal, interest or any premium on the debt securities which have become due solely by the declaration of acceleration, have been cured or waived.

No rescission will affect any subsequent default or impair any right consequent thereon.

Waiver of Defaults

Unless otherwise described in the prospectus supplement relating to a particular offering, the holders of not less than a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of the series and any related coupons, waive any past default under the applicable indenture with respect to the series and its consequences, except a default:

•	in the payment of the principal of or premium, if any, or interest on any debt security of the series or any related coupon, or

•	in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected thereby.

If an event of default with respect to debt securities of a particular series occurs and is continuing, the trustee will not be obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities of the series, unless the holders have offered to the trustee reasonable indemnity and security against the costs, expenses and liabilities that might be incurred by it in compliance with the request.

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The holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the applicable indenture, or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. The trustee may refuse to follow directions in conflict with law or the indenture that may expose the trustee to personal liability or may be unduly prejudicial to the other, non-directing holders. Additionally, the trustee may take any other action the trustee deems proper which is not inconsistent with the direction.

Modification of Indenture

We and the trustee may, without the consent of any holders of debt securities, enter into supplemental indentures for various purposes, including:

•	to evidence the succession of another entity to us and the assumption by the successor of our covenants and obligations under the debt securities and the indenture;

•	establishing the form or terms of any series of debt securities issued under the supplemental indentures;

•	adding to our covenants for the benefit of the holders or to surrender any of our rights or powers under the indenture;

•	adding additional events of default for the benefit of the holders;

•	to change or eliminate any provisions of the indenture provided that the change or elimination becomes effective only when there is no debt security outstanding entitled to the benefit of any changed or eliminated provision;

•	to secure the debt securities;

•	to cure any ambiguities or correct defective or inconsistent provisions of the indenture, provided that holders of debt securities are not materially affected by the change;

•	to evidence and provide for acceptance of a successor trustee; and

•	to comply with the requirements of the Trust Indenture Act.

We and the trustee may, with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all affected series acting as one class, execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or modifying the rights of the holders of the debt securities of the series. Without the consent of the holders of all the outstanding debt securities affected thereby, no supplemental indenture may:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

•	reduce the principal amount of, the rate of interest on or any premium payable upon the redemption of, or change the manner of calculating the rate of interest on, any debt security;

•	reduce the amount of the principal of any original issue discount security that would be due and payable upon acceleration of the maturity of the debt security;

•	change the place of payment where, or the currency in which, principal or interest on any debt security is payable;

•	impair the right to institute suit for enforcement of payments;

•	reduce the percentage in principal amount of the outstanding debt securities of any series, the holders of which must consent to a supplemental indenture or any waiver of compliance with various provisions of, or defaults and covenants under, the indenture; or

•	modify any of the provisions described in this section.

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Consolidation, Merger and Sale of Assets

Unless otherwise described in the prospectus supplement relating to a particular offering, as provided in the indentures, we may not consolidate with or merge into any other person, or convey, transfer or lease all or substantially all of our assets to any other person, unless:

•	the person surviving or formed by the transaction is organized and validly existing under the laws of any United States jurisdiction and expressly assumes our obligations under the debt securities and the indentures;

•	immediately after giving effect to the transaction, no event of default will have occurred and be continuing under the indentures; and

•	the trustees under the indentures receive certain officers’ certificates and opinions of counsel.

Satisfaction and Discharge

We may terminate our obligations with respect to debt securities of any series not previously delivered to the trustee for cancellation when those debt securities:

•	have become due and payable;

•	will become due and payable at their stated maturity within one year; or

•	are to be called for redemption within one year under arrangements satisfactory to the indenture trustee for giving notice of redemption.

We may terminate our obligations with respect to the debt securities of a series by depositing with the trustee, as trust funds in trust dedicated solely for that purpose, an amount sufficient to pay and discharge the entire indebtedness on the debt securities of that series. In that case, the applicable indenture will cease to be of further effect, and our obligations will be satisfied and discharged with respect to that series (except our obligations to pay all other amounts due under the indenture and to provide certain officers’ certificates and opinions of counsel to the trustee). At our expense, the trustee will execute proper instruments acknowledging the satisfaction and discharge.

The Trustees

Any trustee may be deemed to have a conflicting interest for purposes of the Trust Indenture Act and may be required to resign as trustee if there is an event of default under the applicable indenture and, as more fully described in Section 310(b) of the Trust Indenture Act, one or more of the following occurs:

•	the trustee is a trustee under another indenture under which our securities are outstanding;

•	the trustee is a trustee for more than one outstanding series of debt securities under a single indenture;

•	we or our affiliates or underwriters hold certain threshold ownership beneficial ownership interest in the trustee;

•	the trustee holds certain threshold beneficial ownership interests in us or in securities of ours that are in default;

•	the trustee is one of our creditors; or

•	the trustee or one of its affiliates acts as an underwriter or agent for us.

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We may appoint an alternative trustee for any series of debt securities. The appointment of an alternative trustee would be described in the applicable prospectus supplement.

We and our affiliates may engage in transactions with the trustee and its affiliates in the ordinary course of business.

Governing Law

Each of the indentures are, and the related senior debt securities and subordinated debt securities will be, governed by and construed under the internal laws of the State of New York.

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DESCRIPTION OF THE WARRANTS

We may issue warrants to purchase debt securities, preferred stock or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, shares of preferred stock or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the prospectus supplement. If we issue the warrants under warrant agreements, the warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

We will describe the particular terms of any warrants that we offer in the prospectus supplement relating to those warrants. Those terms may include the following:

•	the specific designation and aggregate number of warrants, and the price at which we will issue the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the date on which the right to exercise the warrants will begin and the date on which the right will expire or, if the warrants are not continuously exercisable throughout that period, the specific date or dates on which they are exercisable;
•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms;

•	any applicable material United States federal income tax considerations;

•	the identity of the warrant agent, if any, for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the designation, aggregate principal amount, currency, denomination and terms of any debt securities that may be purchased upon exercise of the warrants;

•	the designation, amount, currency, denominations and terms of any preferred stock or common stock purchasable upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities, preferred stock or common stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•	the principal amount of debt securities or the number of shares of preferred stock or common stock purchasable upon exercise of any warrant and the price at which those shares may be purchased;

•	provisions for changes to or adjustments in the exercise price;

•	if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

•	information with respect to any book-entry procedures;

•	any anti-dilution provision of the warrants;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

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Each warrant will entitle the holder thereof to purchase such number of shares of common stock or preferred stock or other securities at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

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DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•	debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities;

•	or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under the applicable indenture.

DESCRIPTION OF UNITS

We may issue, in one or more series, units comprised of shares of our common stock or preferred stock, warrants to purchase common stock or preferred stock, debt securities or any combination of those securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

We may evidence units by unit certificates that we issue under a separate agreement. We may issue the units under a unit agreement between us and one or more unit agents. If we elect to enter into a unit agreement with a unit agent, the unit agent will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency or trust for or with any registered holders of units or beneficial owners of units. We will indicate the name and address and other information regarding the unit agent in the applicable prospectus supplement relating to a particular series of units if we elect to use a unit agent.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including: (i) the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately; (ii) any provisions of the governing unit agreement that differ from those described herein; and (iii) any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The other provisions regarding our common stock, preferred stock, warrants and debt securities as described in this section will apply to each unit to the extent such unit consists of shares of our common stock, preferred stock, warrants and/or debt securities.

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PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus in one or more of the following ways from time to time:

•	to or through underwriters or dealers for resale to the purchasers;

•	directly to purchasers;

•	through agents or dealers to the purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. The applicable prospectus supplement may indicate that third parties may sell securities covered by this prospectus and the prospectus supplement, including in short sale transactions, in connection with those derivatives. If so, the third party may use securities we pledge or that are borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in those sale transactions will be an underwriter and, if applicable, will be identified in the prospectus supplement (or a post-effective amendment thereto).

A prospectus supplement with respect to each series of securities will include, to the extent applicable:

•	the terms of the offering;

•	the name or names of any underwriters, dealers, remarketing firms, or agents and the terms of any agreement with those parties, including the compensation, fees, or commissions received by, and the amount of securities underwritten, purchased, or remarketed by, each of them, if any;

•	the public offering price or purchase price of the securities and an estimate of the net proceeds to be received by us from any such sale, as applicable;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the anticipated delivery date of the securities, including any delayed delivery arrangements, and any commissions we may pay for solicitation of any such delayed delivery contracts;

•	that the securities are being solicited and offered directly to institutional investors or others;

•	any discounts or concessions to be allowed or reallowed or to be paid to agents or dealers; and

•	any securities exchange on which the securities may be listed.

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Any offer and sale of the securities described in this prospectus by us, any underwriters, or other third parties described above may be effected from time to time in one or more transactions, including, without limitation, privately negotiated transactions, either:

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices at the time of sale; or

•	at negotiated prices.

Offerings of securities covered by this prospectus also may be made into an existing trading market for those securities in transactions at other than a fixed price, either:

•	on or through the facilities of the NASDAQ Capital Market or any other securities exchange or quotation or trading service on which those securities may be listed, quoted, or traded at the time of sale; and/or

•	to or through a market maker otherwise than on the NASDAQ Capital Market or those other securities exchanges or quotation or trading services.

Those at-the-market offerings, if any, will be conducted by underwriters acting as our principal or agent, who may also be third-party sellers of securities as described above.

In addition, we may sell some or all of the securities covered by this prospectus through:

•	purchases by a dealer, as principal, who may then resell those securities to the public for its account at varying prices determined by the dealer at the time of resale or at a fixed price agreed to with us at the time of sale;

•	block trades in which a dealer will attempt to sell as agent, but may position or resell a portion of the block as principal in order to facilitate the transaction; and/or

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers.

Any dealer may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933 of the securities so offered and sold.

In connection with offerings made through underwriters or agents, we may enter into agreements with those underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents also may sell securities covered by this prospectus to hedge their positions in any such outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under those arrangements to close out any related open borrowings of securities.

We may loan or pledge securities to a financial institution or other third party that in turn may sell the loaned securities or, in any event of default in the case of a pledge, sell the pledged securities using this prospectus and the applicable prospectus supplement. That financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities covered by this prospectus.

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We may solicit offers to purchase the securities covered by this prospectus directly from, and we may make sales of such securities directly to, institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of such securities.

The securities may also be offered and sold, if so indicated in a prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms acting as principals for their own accounts or as agents for us.

If indicated in the applicable prospectus supplement, we may sell the securities through agents from time to time. We generally expect that any agent will be acting on a “best efforts” basis for the period of its appointment.

If underwriters are used in any sale of any securities, the securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions, and the underwriters will be obligated to purchase all of that series of securities, if any are purchased.

Underwriters, dealers, agents, and remarketing firms may at the time of any offering of securities be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers, agents, and remarketing firms may be required to make. Underwriters, dealers, agents, and remarketing agents may be customers of, engage in transactions with, or perform services in the ordinary course of business for us and/or our affiliates.

Any underwriters to whom securities covered by this prospectus are sold by us for public offering and sale, if any, may make a market in the securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

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LEGAL MATTERS

ArentFox Schiff LLP, Washington, DC, will pass upon the validity of the securities offered by this prospectus for us. Legal matters will be passed upon for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of MaloneBailey, LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered in this offering. We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy the registration statement and any other documents we have filed at the Securities and Exchange Commission’s Public Reference Room 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Room. Our Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission’s Internet site at www.sec.gov.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.

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INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Later information filed with the SEC will update and supersede this information.

We incorporate by reference the documents listed below, all filings filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus forms a part prior to effectiveness of such registration statement, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold or the offering is otherwise terminated; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K:

•	our Annual Report on Form 10-K for the year ended December 31, 2023 (filed on April 1, 2024);

•	our Current Reports on Form 8-K filed on January 23, 2024; February 2, 2024; February 21, 2024; February 27, 2024; May 3, 2024; May 7, 2024, in each case to the extent the information in such reports is filed and not furnished;

•	our Definitive Proxy Statement on Schedule 14A filed on April 10, 2024; and

•	the description of our common stock contained in our Registration Statement on Form 8-A, dated and filed with the SEC on November 5, 2019, and any amendment or report filed with the SEC for the purpose of updating the description, including Exhibit 4.3 of our Annual Report on Form 10-K for the year ended December 31, 2023.

An updated description of our capital stock is included in this prospectus under “Description of Common Stock” and “Description of Preferred Stock”.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus. You may request a copy of these filings, at no cost, by contacting us at:

CNS Pharmaceuticals, Inc.

Attn: Corporate Secretary

2100 West Loop South, Suite 900

Houston, TX 77027

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CNS Pharmaceuticals, Inc.

568,000 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Financial Advisor

A.G.P.

June 26, 2024